                                                                    Exhibit 99.2

                          INTERACTIVE WORKPLACE, INC.


                       INCENTIVE STOCK OPINION AGREEMENT
                      OPTION CERTIFICATE NUMBER:  1996-__

SPECIFIC TERMS OF THE OPTION

     Subject to the terms and conditions hereafter set forth and the terms and conditions of the InterActive WorkPlace, Inc. 1996 Stock Option Plan (the "Plan"), InterActive WorkPlace, Inc., a Delaware corporation (the "Company"), hereby grants the following option to purchase Common Stock, par value $0.001 per share (the "Stock"), of the Company:

     1.  Name of Person to Whom the Option is granted
(the "Optionee"):  _________________
     2.  Date of Grant of Option: ______________________________.
     3.  An Option for _________ shares of Stock.
     4.  Option Exercise Price (per share): $ ____________________________.
     5. TERM OF OPTION. Subject to Section 9 below, this Option expires at 5:00 p.m. Eastern Time on _______________.
     6. VESTING SCHEDULE. Provided that on the dates set forth below the Optionee has been continuously employed by the Company or, if the Optionee is not employed by the Company the Optionee is still actively involved in the Company (as determined by the Board of Directors) the Option will become exercisable as follows and as provided in Section 9 below:

                                       THE OPTION WILL BECOME VESTED                CUMULATIVE VESTED
                                          ("EXERCISABLE") AS TO                      ("EXERCISABLE")
On this Date                           NUMBER              PERCENT              NUMBER              PERCENT
------------------------------    ---------------    -----------------    ----------------    -----------------





INTERACTIVE WORKPLACE, INC.


By:____________________________         __________________________________
                                        (Signature of Optionee)
Title:_________________________

                                        Date:_____________________________


Optionee's Address:_______________________________

                   _______________________________

OTHER TERMS OF THE OPTION

          WHEREAS, the Board of Directors (the "Board") has authorized the grant of stock options upon certain terms and conditions set forth herein; and

          WHEREAS, the Board has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is available from the Company and is hereby incorporated herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as set forth above and as follows:

     7. GRANT. Pursuant and subject to the Plan, the Company does hereby grant to the Optionee a stock option (the "Option") to purchase from the Company the number of shares of its Stock set froth in Section 3 upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein. This Option is intended to qualify for special federal income tax treatment as an "incentive stock option" pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     8. OPTION PRICE. This Option may be exercised at the option price per share of Stock set forth in Section 4 hereof, subject to adjustment as provided herein and in the Plan.

     9. TERM AND EXERCISABILITY OF OPTION. This Option shall expire on the date determined pursuant to Section 5 hereof and shall be exercisable prior to that date in accordance with and subject to the conditions set forth in the Plan and those conditions, if any, set forth in Section 6 hereof. In addition, in the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company for any reason other than death or a termination for dishonesty or other "cause" as provided in Section 16 of the Plan, the Optionee may exercise this Option to the extent that he might have exercised it on the date of termination of his employment, during the period ending earlier of (i) the date on which the Option expires in accordance with
Section 5 of this Agreement or (ii) 30 days after the date of termination of the Optionee's employment by the Company. In the event of the death of the Optionee before this Option has been exercised in full, the personal representative of the Optionee may exercise this Option to the extent that the Optionee might have exercised it on the date of his death, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 5 of this Agreement or (ii) the first anniversary of the date of the Optionee's death.

     10. METHOD OF EXERCISE. To the extent that the right to purchase shares of Stock has accrued hereunder, this Option may be exercised from time to time by written notice to the Company substantially in the form attached hereto as Exhibit A, stating the number o shares with respect to which this Option is being exercised, and accompanied by payment in full of the option price of the number of shares of Stock to be delivered, in cash, by check, by deliver of shares of Stock having a fair market value as of the date of exercise (as determined by the Company) equal to the option exercise price or by other means of payment acceptable to the Company in accordance with Section 10 of the Plan. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the option price may be made in cash or cash equivalents. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares of Stock specified in such notice upon render of delivery thereof, his right to exercise this Option with respect to such shares of Stock not paid for may be terminated by the Company.

     11. NONASSIGNABILITY OF OPTION RIGHTS. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him.

     12. COMPLIANCE WITH SECURITIES ACT. The Company shall not be obligated to sell or issue any shares of Stock or other securities pursuant to the exercise of this Option unless the shares of Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

     13. LEGENDS. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 12 hereof and, if applicable to this Option, in Section 19 of the Plan.

     14. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares of Stock or other securities covered by this Option until the date of issuance of a certificate to him for such shares or other securities. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     15. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. The Optionee hereby agrees that he will promptly give notice to the Company in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Stock or other securities obtained pursuant to any exercise of this Option before the day after the later of (a) the second anniversary of the date of grant set forth at the conclusion of this Agreement and (b) the first anniversary of the date on which the shares of Stock or other securities were transferred to him pursuant to his exercise of this Option.

     16. TERMINATION OR AMENDMENT OF PLAN. The Board may in its sole and absolute discretion at any time terminate or from time to time modify and amend the Plan, but no such termination or amendment will affect rights and obligations under this Option.

     17. EFFECT UPON EMPLOYMENT. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company to employ the Optionee or retain the Optionee in it employ, or continue its involvement with, the Optionee.

     18. TIME FOR ACCEPTANCE. Unless the Optionee shall evidence his acceptance of this Option by execution of this Agreement within seven (7) days after its delivery to him, the Option and this Agreement shall be null and void.

     19.  GENERAL PROVISIONS.
          (a) AMENDMENT; WAIVERS. This Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

          (b) BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

          (c) CONSTRUCTION. This Agreement is to construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Agreement, the Plan shall control. The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes: the singular shall include the plural and the plural the singular unless the context otherwise requires.

          (d) NOTICES. Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail to the party addressed as follows, unless another address has been substituted by notice so given:

               To the Optionee:  To his address as listed on the
                                 Books of the Company.

               To the Company:   InterActive WorkPlace, Inc.
                                 131 Middlesex Turnpike
                                 Burlington, Massachusetts 01803

                                 Copy to:
                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 One Beacon Street
                                 Boston, Massachusetts 02108
                                 Attention:  David T. Brewster, Esq.

                                             EXHIBIT A to Incentive Stock Option


[FORM FOR EXERCISE OF INCENTIVE STOCK OPTION]

InterActive WorkPlace, Inc.
131 Middlesex Turnpike
Burlington, Massachusetts 01803

RE:     Exercise of Incentive Stock Option under InterActive Workplace,
        ---------------------------------------------------------------
        Inc. 1996 Stock Option Plan
        ---------------------------

Gentlemen:

          Please take notice that the undersigned hereby elects to exercise the stock option granted to __________ on ____________ by and to the extent of purchasing ______ shares of Common Stock of InterActive WorkPlace, Inc. for the option price of $_____ per share, subject to the terms and conditions of the Incentive Stock Option Agreement between _________ and InterActive Workplace, Inc. dated as of ***.

          The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Plan, of the purchase price for said shares. If the undersigned is making payment of any part of the purchase price by
-------------------------------------------------------------------------
delivery of shares of Common Stock of InterActive Workplace, Inc., he hereby
----------------------------------------------------------------------------
confirms that he has investigated and considered the possible income tax
------------------------------------------------------------------------
consequences to him of making such payments in that form.
--------------------------------------------------------

          The undersigned hereby specifically confirms to InterActive WorkPlace, Inc. that he is acquiring said shares for investment and not with a view to their sale or distribution, and that said shares shall be held subject to all of the terms and conditions of said Incentive Stock Option Agreement.

                                    Very truly yours,



______________                      _________________________________________
Date                                (Signed by Optionee or other party duly
                                     exercising option)